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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       AUGUST 28, 2000
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                                  GETTHERE INC.
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             (Exact name of registrant as specified in its charter)




              DELAWARE                     000-28105             94-3353973
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    (State or other jurisdiction        (Commission File      (I.R.S. Employer
          of incorporation)                 Number)          Identification No.)


4045 CAMPBELL AVENUE, MENLO PARK, CALIFORNIA                       94025
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code        (650) 752-1500
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          (Former name or former address if changed since last report)







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ITEM 5.           OTHER EVENTS

                  On August 28, 2000, GetThere Inc., a Delaware corporation (the "COMPANY"), Sabre Holdings Corporation, a Delaware corporation ("PARENT"), and Sabre Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("PARENT SUB"), entered into an Agreement and Plan of Merger, dated as of August 28, 2000 (the "MERGER AGREEMENT"). Subsequent to entering into the Merger Agreement, Parent Sub assigned its rights and obligations under the Merger Agreement to GetThere Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("OFFEROR"), pursuant to an Assignment and Assumption Agreement dated as of August 30, 2000 (the "ASSIGNMENT and ASSUMPTION AGREEMENT").

                  Pursuant to the Merger Agreement, Offeror will commence a cash tender (the "OFFER") to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the "COMPANY COMMON STOCK"), for $17.75 per Company Share (the "OFFER PRICE"), net to the seller in cash, without interest, upon such terms and conditions as shall be set forth in an Offer to Purchase and related Letter of Transmittal.

                  The obligation of Offeror to accept for payment and pay for Company Common Stock tendered pursuant to the Offer will be subject to the satisfaction or waiver of certain conditions, including (1) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that number of shares of Company Common Stock, which would represent at least a majority of the shares of Company Common Stock and preferred stock of the Company (together with the Company Common Stock, the "COMPANY SHARES") entitled to vote that are then outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into or exchangeable for Company Shares, and (2) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the satisfaction of certain other conditions.

                  Following completion of the Offer and subject to the terms and conditions of the Merger Agreement, Offeror will merge (the "MERGER") with and into the Company, and the Company will be the surviving corporation in the Merger. At the effective time of the Merger, each outstanding Company Share (other than shares held by Parent, the Company or any subsidiary thereof or shares qualifying as dissenting shares pursuant to the Delaware General Corporation Law) will be converted into the right to receive an amount of cash equal to the Offer Price. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

                  Consummation of the Merger will be subject to the satisfaction or waiver of certain conditions, including (1) approval by the Company's shareholders of the Merger Agreement, unless Offeror shall have acquired at least 90 percent of the Company Shares, (2) receipt of all required governmental approvals and consents, (3) Offeror's purchase of Company Shares pursuant to the Offer and (4) certain other customary conditions.

                  At the effective time of the Merger, outstanding options to purchase Company Shares (other than options held by non-employee directors of the Company) will be assumed by Parent and converted into options to purchase shares of Parent common stock. The exercise price and number of shares of Parent common stock subject to each such option will be appropriately adjusted based on the Offer Price and the price of Parent common stock prior to the Merger. Each option to


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purchase Company Shares held by a non-employee director of the Company will either be assumed by Parent and converted as described above or, at the election of such director, be cancelled in exchange for cash in an amount equal to the product of (i) the Offer Price minus the per share exercise price for such option and (ii) the number of shares subject to the option.

                  Pursuant to an employment letter agreement executed by Parent Sub and Gadi Maier, President and Chief Executive Officer of the Company, after the Merger Mr. Maier will become President of a business unit of Parent Sub and an elected officer of Parent Sub.

                  The Merger Agreement provides for payment of a $22,500,000 termination fee by the Company to Parent under certain circumstances in connection with proposals to acquire the Company by persons other than Parent. The Merger Agreement provides for payment of a $22,500,000 termination fee by Parent to the Company under certain circumstances in connection with injunctive actions brought by federal antitrust authorities seeking to enjoin consummation of the Merger.

                  The Company currently anticipates that the Merger will become effective during the fourth quarter of 2000.

                  The following stockholders of the Company, which collectively held approximately 28.53% of the shares of Company Common Stock outstanding as of August 28, 2000, have entered into Stockholders Agreements (the "STOCKHOLDERS AGREEMENTS") with Parent and Parent Sub (which Stockholders Agreements Parent Sub has assigned to Offeror pursuant to the Assignment and Assumption Agreement): (1) Gadi Maier, President and Chief Executive Officer and a director of the Company, and certain trusts beneficially owned by Mr. Maier (collectively, "MAIER"), (2) Richard D.C. Whilden, a director of the Company, and certain trusts beneficially owned by Mr. Whilden (collectively, "WHILDEN"), (3) American Express Travel Related Services Company, Inc. ("AMERICAN EXPRESS"), (4) U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP Entrepreneur Partners V, L.P. (collectively, "USVP"), (5) Brentwood Associates VII, L.P. and Brentwood Affiliates Fund, L.P. (collectively, "BRENTWOOD") and (6) Ambassadors International, Inc. ("AMBASSADORS"). Pursuant to the Stockholders Agreements, these stockholders, among other things, have (a) granted to Offeror an option (the "OPTION") to purchase all of the shares of Company Common Stock respectively owned by them at the Offer Price, (b) agreed not to transfer any of such shares except in accordance with the Stockholders Agreement and (c) agreed to vote such shares in favor of the Merger at any meeting of Company stockholders held to consider and vote upon the Merger.

                  A copy of the Merger Agreement is incorporated by reference as
Exhibit 2.1 hereto. A form of stockholders agreement which is substantially similar in all material respects, except as indicated in Exhibit 2.2, to the Stockholders Agreements entered into with American Express,


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USVP, Brentwood and Ambassadors is incorporated by reference as Exhibit 2.2 hereto. A form of stockholders agreement which is substantially similar in all material respects, except as indicated in Exhibit 2.3, to the Stockholders Agreements entered into with Maier and Whilden is filed as
Exhibit 2.3 hereto. The foregoing descriptions of these agreements are qualified in their entirety by reference to the full text of each of such exhibits.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      See attached Exhibit Index.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GETTHERE INC.



                                    By:     /s/ David R. Muhlitner
                                            ------------------------------------
                                            David R. Muhlitner
                                            Vice President and General Counsel

Dated: September 7, 2000





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                                  EXHIBIT INDEX


         Exhibit Number             Exhibit
         --------------             -------

               2.1 Agreement and Plan of Merger, dated as of August 28, 2000, by and among GetThere Inc., Sabre Holdings Corporation and Sabre Inc. (incorporated by reference to Exhibit 2 to the Schedule 13D filed by Sabre Holdings Corporation and certain other persons on September 1, 2000).

               2.2 Form of Stockholders Agreement, dated as of August 28, 2000, by and among certain GetThere Inc. stockholders, Sabre Holdings Corporation and Sabre Inc. (incorporated by reference to Exhibit 4 to the Schedule 13D filed by Sabre Holdings Corporation and certain other persons on September 1, 2000).

               2.3 Form of Stockholders Agreement, dated as of August 28, 2000, by and among certain GetThere Inc. stockholders, Sabre Holdings Corporation and Sabre Inc.